                                  AGREEMENT AMENDING
                            AGREEMENT OF PURCHASE AND SALE


    THIS AGREEMENT made this 13th day of August, 1996

B E T W E E N:

                   BDO DUNWOODY LIMITED, in its capacity as Court appointed Receiver and Manager of International Managed Health Care Inc.

                   (hereinafter called the "RECEIVER")

                                                               OF THE FIRST PART

                                        -and-

                   COLUMBIA CENTRE FOR REHABILITATION INC., a corporation incorporated under the laws of Ontario

                   (hereinafter called the "PURCHASER")

                                                              OF THE SECOND PART

RECITALS:

A. In an order of Mr. Justice Blair of the Ontario Court (General Division) (the "COURT") dated June 7, 1996, as amended on July 9, 1996 (collectively, the "INITIAL ORDER"), the Receiver was appointed as receiver and manager of the undertaking, property and assets of International Managed Health Care Inc. (the "DEBTOR");

B. Under paragraph 6 of the Initial Order, the Receiver is authorized and empowered to enter into agreements respecting the sale of the assets, property and undertaking of the Debtor, subject to the approval of the Court;

C. The Receiver has agreed to sell and the Purchaser has agreed to purchase certain assets of the Debtor pursuant to an agreement of purchase and sale dated August 1, 1996 (the "AGREEMENT");

D. The Receiver and the Purchaser have agreed to amend the schedules to the Agreement.

    NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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                                     - 2 -

1.  Schedule A of the Agreement is hereby amended to add the following Leased
Premises:

    a.   120 Eglinton Avenue East, Toronto, Ontario M4P 1E2.

2.  Schedule C of the Agreement is hereby amended to add the following Excluded
Assets:

    a. all lease agreements between the Debtor and Newcour Credit Group Inc., numbered as 13843, 15025, 15026 and 15027;

    b. lease agreements among the Debtor and Commcorp numbered as nos. 498084, 632539, 634161, 637504, 644265, 640562, 648208 (formerly
         660287) and 661474;

    c. lease agreements among the Debtor and Neopost Leasing of Canada Inc. numbered as nos. 9303701, 9502713, 9502714, 9501702 and 9506710;

    d.   any agreements between the Debtor and City Water International Inc.;

    e. any agreements between the Debtor and National Guardian Securities Corp., now known as Security Link from Ameritech; and

    f. any agreements between the Debtor and Canadian Security Network for monitoring.

3.  Schedule D of the Agreement is hereby amended to add the following
Contracts:

    a. lease agreements between the Debtor and Commcorp Financial Services Inc. numbered as nos. 639913, 649490, 649489, 620320, 661475 and
         671046;

    b. lease agreements between the Debtor and Neopost Leasing of Canada Inc. numbered as nos. 9404715, 9602708, 9411704 and 9508709;

4. This amending agreement may be executed in several counterparts and all counterparts when taken together shall comprise one and the same instrument, and facsimile copies of signatures shall be treated as originals for all purposes. This amending agreement may be


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                                     - 3 -

executed by the parties hereto by facsimile transmission, provided that as soon as possible after such execution the party executing this amending agreement by facsimile transmission shall deliver to the other party an executed original thereof.

    DATED at Toronto this 13th day of August, 1996.


                             BDO DUNWOODY LIMITED, as Court-Appointed Receiver and Manager of International Managed Health Care Inc.


                             By
                                ---------------------------------------------
                             Name: Hassan Jaffer
                             Title: Senior Vice President

                             COLUMBIA CENTRE FOR REHABILITATION INC.


                             By
                                ---------------------------------------------
                             Name: William H. Brown
                             Title: President, Chief Executive Officer